Contacts:
Anthony N. Leo Jeffrey M. Hunt
Chief Executive Officer Chief Strategy Officer
727.399.5678 727.399.5687

BayFirst Financial Corp. Appoints Sheryl WuDunn to Board of Directors
First Pulitzer-Prize Winning Asian-American Reporter and
Co-Founder of Tech Investment Firm Adds Strength in Technology

ST. PETERSBURG, FL. — February 10, 2022 —BayFirst Financial Corp. (NASDAQ: BAFN) (“BayFirst” or the “Company”), parent company of First Home Bank (“First Home” or the “Bank”) today announced that Sheryl WuDunn has been appointed to its Board of Directors, effective immediately.
A former Goldman Sachs vice president, Ms. WuDunn currently serves as co-founder at FullSky Partners, a consulting firm focusing on double-bottom line ventures, where she specializes in advising socially-driven growth companies in the technology and healthcare industries. She is also the first Asian-American reporter to win a Pulitzer Prize for her work at the New York Times where she also served executive management roles.
“Sheryl’s proven leadership, senior-level banking experience, and tech investment expertise will add great depth to our Board,” said Anthony Saravanos, Chairman of the BayFirst Board. “As we continue to seek ways to lead the way in innovation and adapt to the evolving competitive and technological landscape, Sheryl is uniquely positioned to advance our efforts and identify future opportunities.”
Ms. WuDunn has also co-authored five books examining important social and economic challenges affecting women, girls and the underprivileged around the world, including Tightrope: Americans Reaching for Hope, a New York Times best seller which focuses on the challenges of the working class in the United States.
“Sheryl’s appointment strengthens our diversity at the most senior level, and her leadership will undoubtedly improve our organization overall,” added Anthony N. Leo, BayFirst’s Chief Executive Officer. “In addition to her business acumen, she brings vital perspective and a proven commitment to sustainable social impact that will aid in addressing important issues affecting our organization, customers and community.”
Ms. WuDunn’s appointment adds to an already impressive and extensive list of board experience. Earlier this year, she was elected to the Harvard University Board of Overseers. She is also a former member of the Board of Trustees at Princeton and Cornell and recently served on the board of advisors for Fuel Freedom Foundation, a nonpartisan organization dedicated to ending US dependence on oil. WuDunn earned a B.A. from Cornell University, an MPA from Princeton, and an MBA from Harvard Business School.
About BayFirst Financial Corp.
BayFirst Financial Corp. (f/k/a First Home Bancorp, Inc.) is a registered bank holding company which commenced operations on September 1, 2000. Its primary source of income is from its wholly owned subsidiary, First Home Bank, which commenced business operations on February 12, 1999. First Home Bank is a Federal Reserve member and a state-chartered banking institution. The Bank operates seven full-service office locations, 23 mortgage loan production offices and is in the top 15 by dollar volume and by number of units originated nationwide through the first quarter ended December 31, 2021 of SBA's 2022 fiscal year.

BayFirst Financial Corp., through the Bank, offers a broad range of commercial and consumer banking services including various types of deposit accounts and loans for businesses and individuals. As of December 31, 2021, BayFirst Financial Corp. had $917.10 million in total assets.
Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. BayFirst Financial Corp. does not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.